Exhibit 99.1
Orion180 Insurance Group Inc. Announces Third Quarter 2026 Results
- Managed Premiums In-Force Grows 72% from Prior-Year Quarter End to $678 million -
- Managed Premiums Written Grows 60% Year-over-Year to $204 million -
- Net Income Increases 32% Year-over-Year to $11 million -
- Completed Initial Public Offering in September 2026 -
MELBOURNE, Fla. — November 10, 2026 — Orion180 Insurance Group Inc. (NASDAQ: OIG) (“Orion180” or the “Company”), a leading provider of flexible, customer-centric homeowners and flood insurance solutions, today announced financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Highlights
•Managed premiums in-force was $678 million as of September 30, 2026 vs. $394 million as of September 30, 2025.
•Managed premiums written grew 60% to $204 million during the third quarter of 2026 vs. $127 million in the prior-year period.
•New business premiums written increased 62% to $102 million during the third quarter of 2026 vs. $63 million in the prior-year period.
•Policy retention rate was 88% during the third quarter of 2026 vs. 90% in the prior-year period.
•Net income grew 32% to $11 million during the third quarter of 2026 vs. $9 million in the same quarter during the prior year.
•Consolidated adjusted EBITDA increased 65% to $25 million during the third quarter of 2026, compared to $15 million in the prior-year period.
“We delivered an excellent quarter across our key metrics, rapidly growing our managed premiums while significantly increasing our profitability on a year-over-year basis,” said Kenneth Gregg, Chief Executive Officer of Orion180. “In addition, we achieved a major milestone in our Company’s history by successfully completing our initial public offering. We believe our results reflect the strength, differentiation and scalability of the business model we have built over the past eight years.”
“We are well-positioned to produce durable growth on both our top and bottom lines, which is driven by our attractive suite of homeowners solutions - including our flagship FLEX product - as well as our proprietary end-to-end MY180 tech platform, which allows us to seamlessly combine best-in-class underwriting, claims management, and real-time analytic capabilities,” added Mr. Gregg. “As a result, we are able to compound our competitive advantage and continue our growth with underwriting discipline across our growing 14-state footprint. We also continue to develop our MY180 tech platform capabilities to further drive future growth. Moving forward, we are well-positioned to sustainably continue gaining market share while increasing long-term value for shareholders, leading the way as a premier provider of specialty property insurance solutions.”

Third Quarter 2026 Key Results

	Three Months Ended September 30,
($ in thousands)	2026	2025	Change
GAAP Financial Measures
Gross premiums written	$203,815	$127,181	$76,634		60.3%
Net income	$11,466	$8,665	$2,801		32.3%
Non-GAAP Financial Measures
Consolidated adjusted EBITDA (1)	$25,129	$15,267	$9,862		64.6%
Segment Performance Measures
Services Segment
Commission and fees (2)	$75,065	$45,673	$29,392		64.4%
Services adjusted EBITDA (3)	$18,585	$15,977	$2,608		16.3%
Underwriting Segment
Net premiums earned	$29,935	$19,648	$10,287		52.4%
Gross loss ratio	32.8%	27.3%	—	5.5	pp

(1)Information regarding the non-GAAP financial measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is described below under “Use of Non-GAAP Financial Measures” and in the tables attached to this press release.
(2)Commission and fees revenue is a non-GAAP financial measure and services segment metric. It represents total services segment revenue, less other services segment income. Please see the section titled “—Segment results—Services segment” within this earnings release for a description of the segment and the key performance measures that management uses.
(3)Services Adjusted EBITDA for the Services segment is a key performance measure that management uses to measure segment profitability. Please see the section titled “—Segment results—Services segment” within this earnings release for a description of the segment and a reconciliation to consolidated net income.

The following table presents a summary of the Company’s premium and policy retention rates:

	Three Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Managed premiums in-force (period-end)	$678,220	$393,519	$284,701	72.3%
Managed premiums written	$203,858	$127,204	$76,654	60.3%
New business premiums written	$102,397	$63,399	$38,998	61.5%
Policy retention rate	87.6%	89.6%	—	-2.0 pp

Liquidity and Capital Resources
Orion180 closed its initial public offering of 20,000,000 shares of Class A common stock on September 21, 2026. As of September 30, 2026, the Company has 99,058,193 shares of common stock outstanding.
As of September 30, 2026, the Company had cash and cash equivalents of $166 million and outstanding debt of $56 million on its balance sheet.

Webcast and Conference Call
Orion180 will hold a conference call to discuss its financial results today at 5:00 pm Eastern Time. A live webcast of the conference call will be available at ir.orion180.com. The dial-in for the conference call is (877) 269-7751 (toll-free) or (201) 389-0908 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.orion180.com for one year following the call.
About Orion180
Orion180 Insurance Group Inc. (Orion180) (NASDAQ: OIG) is a founder-led technology-focused, high growth, high-margin specialty insurance group delivering innovative insurance solutions with a growing footprint across the United States. Since beginning operations in 2018, they have organically grown to become the second largest excess and surplus (“E&S”) lines homeowners insurance provider in the United States by direct written premiums with a presence in 14 states. Their diverse product offerings across E&S and admitted homeowners’ insurance, private flood insurance, and a range of ancillary products are distributed through a network of approximately 17,000 active independent agents as of September 30, 2026.
Orion180’s business is built on four core principles: (i) a relentless focus on innovation, (ii) real-time, data-driven decision making through their proprietary, end-to-end MY180 platform, (iii) ease of doing business, and (iv) long-term partnerships with their distribution providers and reinsurance partners. Headquartered in Melbourne, Florida, Orion180 also has offices in Irving, Texas and Draper, Utah. Learn more at www.orion180.com.
Orion180® is a registered trademark of Orion180 Insurance Group Inc.
Investor Relations                            Media Relations
ir@orion180.com                            media@orion180.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the scalability of our business model, our anticipated growth, including our ability to produce durable growth, our ability to continue gaining market share while creating long-term value for shareholders, our becoming a premier provider of specialty property insurance solutions over time, our future financial performance, business prospects and strategy, our future results of operations and financial condition and liquidity position, how macroeconomic conditions affect our business, including future industry and market dynamics and regulatory and market constraints, our access to capacity and reinsurance, and the development and performance of our proprietary technology platform. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our dependence on third-party independent agents to distribute our products; intense competition in the property insurance markets; our ability to accurately price risks and maintain adequate loss reserves; the availability and cost of reinsurance; severe weather conditions, catastrophes, and the effects of climate change; our reliance on our proprietary technology platform and rapid changes in technology, including AI; our dependence on the services of our founder and senior management team; regulatory developments; cybersecurity and data privacy risks; our level of indebtedness; general economic conditions, including changes in the housing market; and the dual class structure of our common stock. These and other important factors discussed under the caption "Risk Factors" in our final prospectus filed pursuant to Rule 424(b) on September 21, 2026 related to our initial public offering, as such factors may be updated from time to time in our filings with the SEC, including without limitation, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Non-GAAP Financial Measures
In addition to the metrics and indicators set forth above, this press release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States ("GAAP"), including Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, and Commission and Fees Revenue (collectively, "non-GAAP financial measures"). We utilize these measures to analyze our business and provide useful information about our financial performance. The non-GAAP financial measures are not recognized terms under GAAP and should not be considered as alternatives to the corresponding GAAP measures of financial performance, or any other performance measure derived in accordance with GAAP. Because not all companies use identical calculations, the presentation of the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels and different go-to-market models; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
We monitor the following key business metrics and non-GAAP financial measures that assist us in evaluating our business, measuring our performance, identifying trends and making strategic decisions.
Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA Margin
Consolidated adjusted EBITDA removes non-cash and non-recurring charges that occur in the affected period and provides a basis for measuring our core financial performance against other periods. We define consolidated adjusted EBITDA as earnings before interest, taxes, depreciation, amortization (i.e., software and loan), and non-recurring charges.
Consolidated adjusted EBITDA is a non-GAAP financial measure used as an analytical indicator to assess business performance. Consolidated adjusted EBITDA should not be construed as a measure of financial performance, liquidity, or cash flows provided by or (used) in operating, investing, and financing activities, as there may be significant factors or trends that it fails to address. Consolidated adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss), or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Consolidated adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation and this measure, as presented, may not be comparable to other similarly titled measures of other companies. We caution investors that non-GAAP financial information departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our results with the results of other companies.
Consolidated adjusted EBITDA margin is a non-GAAP financial measure that management uses to evaluate operating profitability relative to revenue and to facilitate period-over-period comparisons of our core performance.
We define Consolidated adjusted EBITDA margin as consolidated adjusted EBITDA divided by total revenues.

Orion180 Insurance Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)

	September 30, 2026	December 31, 2025
	(unaudited)	(audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $59,821 and $33,817)	$59,184	$33,876
Fixed maturities, held-to-maturity, at amortized cost, net of credit loss allowance (fair value of $26,064 and $32,823)	26,239	32,694
Short-term investments	20,147	39,362
Total invested assets	105,570	105,932
Cash and cash equivalents	165,673	47,853
Restricted cash	7,715	8,299
Accrued investment income	775	806
Commission and service fee income receivable	5,753	4,338
Premiums and other receivables, net	41,817	25,902
Reinsurance recoverable on paid and unpaid losses, net	95,840	42,159
Prepaid reinsurance premiums	468,688	258,027
Capitalized software, net	18,312	13,773
Other assets	26,729	10,743
Total assets	936,872	517,832
Liabilities, mezzanine equity and shareholders' equity
Liabilities:
Unpaid losses and loss adjustment expenses	57,516	23,352
Unearned premiums	385,250	240,206
Other policyholders' funds	3,098	834
Reinsurance payable	283,300	112,633
Deferred policy acquisition costs, net of ceding commissions	27,336	9,170
Accounts payable and other liabilities	69,549	39,504
Income taxes payable	2,520	3,787
Debt, net of unamortized issuance costs	55,962	60,955
Total liabilities	884,531	490,441
Commitments and contingencies
Mezzanine equity:
Preferred stock ($0.001 and $0.00 par value, 50,000,000 and 1,000,000 shares authorized, 0 and 600,000 shares issued and outstanding)	—	15,283
Total mezzanine equity	—	15,283
Shareholders’ equity:
Class A common stock, $0.001 par value; 400,000,000 shares authorized; 39,122,933 and 0 shares issued and outstanding. Class B common stock, $0.001 par value; 100,000,000 shares authorized, 59,935,260 and 0 shares issued and outstanding. Common stock, $0.00 par value; 0 and 120,000,000 shares authorized, 0 and 78,792,040 shares issued and outstanding.	99	—
Additional paid-in capital	224,702	2,770
Accumulated other comprehensive income (loss), net of taxes	(510)	54
Retained earnings (Accumulated deficit)	(171,950)	9,284
Total shareholders’ equity	52,341	12,108
Total liabilities, mezzanine equity and shareholders’ equity	$936,872	$517,832

Orion180 Insurance Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Net premiums earned	$29,935	$19,648	$72,206	$49,070
Policy fee income	17,166	10,077	45,082	24,737
Commission and service fee income	4,128	2,353	10,231	5,018
Net investment income	2,665	2,044	6,447	5,954
Realized gain (loss) on investments	4	—	9	(241)
Total revenues	53,898	34,122	133,975	84,538
Expenses:
Losses and loss adjustment expenses, net	11,052	8,154	36,769	34,775
General and administrative expenses	32,392	16,140	70,170	42,797
Policy acquisition expenses	(14,486)	(4,405)	(26,832)	(8,556)
Interest expense	4,637	1,637	8,436	5,067
Other expenses	4,802	1,027	10,758	2,740
Total expenses	38,397	22,553	99,301	76,823
Income before income taxes	15,501	11,569	34,674	7,715
Income tax expense	4,035	2,904	9,661	2,092
Net income	$11,466	$8,665	$25,013	$5,623
Other comprehensive income (loss):
Unrealized holding gain (loss) on available-for-sale securities, net of taxes	$(224)	$(21)	$(564)	$50
Total other comprehensive income (loss)	(224)	(21)	(564)	50
Comprehensive income	$11,242	$8,644	$24,449	$5,673
Earnings per common share:
Basic earnings per common share	$0.14	$0.11	$0.31	$0.07
Diluted earnings per common share	$0.14	$0.11	$0.31	$0.07
Weighted average number of common shares outstanding - basic	81,717,917	78,792,040	79,778,050	78,792,040
Weighted average number of common shares outstanding - diluted	82,377,121	78,792,040	80,309,456	78,792,040

Orion180 Insurance Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$25,013	$5,623
Adjustments to reconcile net income to net cash from operating activities:
Amortization and depreciation	3,527	2,441
Deferred income taxes	(2,186)	(604)
Share-based compensation expense	2,165	450
Credit loss expense	362	(228)
Realized (gain) loss on investments	(9)	241
Unrealized (gain) loss on interest rate swaps	(550)	509
Loss on extinguishment of debt	4,333	—
Changes in operating assets and liabilities:
Accrued investment income	31	(168)
Commission and service fee income receivable	(1,415)	(218)
Premiums and other receivables	(16,220)	(2,926)
Reinsurance recoverable on paid and unpaid losses	(53,730)	(17,276)
Prepaid reinsurance premiums	(210,661)	(124,479)
Other assets	(9,268)	(5,998)
Unpaid losses and loss adjustment expenses	34,164	5,106
Unearned premiums	145,044	87,970
Other policyholders' funds	2,264	237
Reinsurance payable	170,667	85,745
Deferred policy acquisition costs, net of ceding commissions	18,166	5,100
Accounts payable and other liabilities	26,847	8,771
Income taxes payable	(1,267)	(744)
Net cash from operating activities	137,277	49,552
Investing activities
Purchases of fixed maturities held-to-maturity	(9,790)	(15,263)
Proceeds from maturities of fixed maturities held-to-maturity	16,543	17,015
Purchases of fixed maturities available-for-sale	(33,954)	(17,217)
Proceeds from sales and maturities of fixed maturities available-for-sale	8,376	365
Purchases of short-term investments	(20,250)	(48,504)
Proceeds from sales and maturities of short-term investments	39,580	10,591
Purchases of fixed assets	(4,375)	(71)
Capitalized software expenditures	(8,540)	(5,310)
Proceeds from disposal of investment in non-affiliate	—	172
Net cash used in investing activities	(12,410)	(58,222)

(continued on next page)

	Nine Months Ended September 30,
	2026	2025
Financing activities
Proceeds from issuance of common stock, net of underwriting costs	224,400	—
Payments of deferred offering costs	(1,386)	—
Dividends paid	(206,530)	(12,000)
Proceeds from debt	281,543	—
Debt issuance costs	(3,858)	(452)
Payments on debt	(287,400)	(5,250)
Stock option exercises	600	—
Repurchase of preferred stock	(15,000)	—
Proceeds from issuance of preferred stock	—	7,500
Net cash used in financing activities	(7,631)	(10,202)
Change in cash, cash equivalents and restricted cash	117,236	(18,872)
Cash, cash equivalents and restricted cash at beginning of period	56,152	109,630
Cash, cash equivalents and restricted cash at end of period	$173,388	$90,758
Supplemental disclosures of cash flow information
Interest paid	$8,385	$4,103
Income taxes paid	$12,839	$3,057

Noncash financing activities
Deferred offering costs in accounts payable and other liabilities	$3,748	$—

The following tables present a summary of Consolidated adjusted EBITDA and Consolidated adjusted EBITDA margin and a reconciliation of Consolidated adjusted EBITDA from net income (loss):
Comparison of the three months ended September 30, 2026 and 2025

	Three Months Ended September 30,		$ Change		% Change(4)
($ in thousands)	2026	2025
Total revenues	$53,898	$34,122	$19,776		58.0%
Net income	$11,466	$8,665	$2,801		32.3%
Net income margin	21.3%	25.4%	—	(4.1)	pp
Interest expense	$4,637	$1,637	$3,000		183.3%
Income tax expense	4,035	2,904	1,131		38.9%
Depreciation	7	3	4		133.3%
Software amortization	1,366	991	375		37.8%
Litigation and settlements (1)	(105)	192	(297)		NM
Sponsorship fees (2)	875	875	—		—%
Other non-recurring costs (3)	2,848	—	2,848		NM
Consolidated adjusted EBITDA	$25,129	$15,267	$9,862		64.6%
Consolidated adjusted EBITDA margin	46.6%	44.7%	—	1.9	pp

(1)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(2)Sponsorship fees are associated with our Formula 1 sponsorship agreement.
(3)Other non-recurring costs consist of non-recurring consulting and audit expenses for public company transition and loss on debt extinguishment.
(4)NM indicates that change is not meaningful.

Comparison of the nine months ended September 30, 2026 and 2025

	Nine Months Ended September 30,		$ Change		% Change(4)
($ in thousands)	2026	2025
Total revenues	$133,975	$84,538	$49,437		58.5%
Net income	$25,013	$5,623	$19,390		344.8%
Net income margin	18.7%	6.7%	—	12.0	pp
Interest expense	$8,436	$5,067	$3,369		66.5%
Income tax expense	9,661	2,092	7,569		361.8%
Depreciation	13	5	8		160.0%
Software amortization	4,000	2,681	1,319		49.2%
Litigation and settlements (1)	(5,657)	879	(6,536)		NM
Sponsorship fees (2)	2,625	2,625	—		—%
Other non-recurring costs (3)	6,422	195	6,227		3193.3%
Consolidated adjusted EBITDA	$50,513	$19,167	$31,346		163.5%
Consolidated adjusted EBITDA margin	37.7%	22.7%	—	15.0	pp

(1)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(2)Sponsorship fees are associated with our Formula 1 sponsorship agreement.
(3)Other non-recurring costs consist of non-recurring consulting and audit expenses for public company transition and discontinued capital raises, loss on debt extinguishment. actuarial consulting fees incurred for the establishment of the carrier business, and one-time costs for the Dallas and Melbourne office spaces.
(4)NM indicates that change is not meaningful.
Segment Results
We have identified two operating segments: Services and Underwriting.
Services segment
The Services segment includes technology-enabled policy servicing operations, which include intercompany revenue earned through service arrangements in place between the Services segment and the Underwriting segment.
We evaluate the performance of the Services segment primarily using Services Adjusted EBITDA as the key performance measure and also using commission and fees revenue, as an additional performance measure.
Commission and fees revenue is a non-GAAP measure and additional services segment performance measure that management uses, which reflects services segment revenue less other income as such items are not directly attributable to the operating performance of the services segment. Management uses this non-GAAP financial measure to monitor operating revenue for the services business. Commission and fees revenue should not be considered in isolation or as an alternative to revenue.
Underwriting segment
The Underwriting segment includes a conventional, regulated insurance model focused on risk selection, pricing, and statutory capital management. The segment also includes a segregated account designed to assume reinsurance risk.
Management evaluates the performance of the Underwriting segment using total revenue, net premiums earned, underwriting adjusted EBITDA, and key underwriting ratios, including gross loss ratio, net loss ratio, expense ratio, and combined ratio. These measures collectively provide insight into premium growth, underwriting effectiveness, cost efficiency, and overall profitability of our risk-bearing operations.

Segment results
Segment Adjusted EBITDA of each operating segment represents net income before interest expense, income tax expense, depreciation, amortization, sponsorship fees and other non-recurring costs. For purposes of this measure, interest expense excludes amortization of debt issuance costs and unrealized losses on interest rate swap agreements, which are included in interest expense in our consolidated statements of operations.
We consider the segment presentation of our Services and Underwriting segments prior to elimination to be the best way to evaluate our business and how these business components would be presented if each were standalone operations.
The following tables present supplemental information of revenue and profitability by operating segment for our two reportable segments:

Three Months Ended September 30, 2026	Underwriting	Services	Elimination	Consolidated
Revenues:
Gross premiums written	$203,815	$—	$—	$203,815
Change in gross unearned premiums	(43,884)	—	—	(43,884)
Gross premiums earned	159,931	—	—	159,931
Ceded premiums earned	(129,996)	—	—	(129,996)
Net premiums earned	29,935	—	—	29,935
Policy fee income	—	17,166	—	17,166
Commission income	—	54,520	(50,952)	3,568
Service fee income	—	3,379	(2,819)	560
Other income*	2,156	513	—	2,669
Total segment revenues	$32,091	$75,578	$(53,771)	$53,898
Expenses:
Losses and loss adjustment expenses, net(1)	12,808	371	(2,127)	11,052
Policy acquisition expenses	3,897	27,626	(46,009)	(14,486)
Salaries and software development costs	—	15,348	—	15,348
Capitalization of salaries and software development costs	—	(3,712)	—	(3,712)
Other general and administrative expenses	3,897	17,360	(690)	20,567
Total segment expenses	$20,602	$56,993	$(48,826)	$28,769
Segment Adjusted EBITDA	$11,489	$18,585	$(4,945)	$25,129
Reconciliation of Segment Adjusted EBITDA:
Interest expense				(4,637)
Income tax expense				(4,035)
Depreciation				(7)
Software amortization				(1,366)
Litigation and settlement(2)				105
Sponsorship fees(3)				(875)
Other non-recurring costs(4)				(2,848)
Net income				$11,466

*Other income consists of net investment income and realized gain / (loss) on investments.
(1)Loss adjustment expenses on Services segment represent costs incurred adjusting claims of OIC and OSI.
(2)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(3)Sponsorship fees are associated with our Formula 1 sponsorship agreement.
(4)Other non-recurring costs consist of non-recurring consulting and audit expenses for public company transition and loss on debt extinguishment.

Three Months Ended September 30, 2025	Underwriting	Services	Elimination	Consolidated
Revenues:
Gross premiums written	$127,181	$—	$—	$127,181
Change in gross unearned premiums	(35,359)	—	—	(35,359)
Gross premiums earned	91,822	—	—	91,822
Ceded premiums earned	(72,174)	—	—	(72,174)
Net premiums earned	19,648	—	—	19,648
Policy fee income	—	10,077	—	10,077
Commission income	—	34,647	(32,294)	2,353
Service fee income	—	949	(949)	—
Other income*	1,850	194	—	2,044
Total segment revenues	$21,498	$45,867	$(33,243)	$34,122
Expenses:
Losses and loss adjustment expenses, net	9,332	—	(1,178)	8,154
Policy acquisition expenses	7,214	16,792	(28,411)	(4,405)
Salaries and software development costs	—	7,786	—	7,786
Capitalization of salaries and software development costs	—	(1,422)	—	(1,422)
Other general and administrative expenses	2,280	6,734	(272)	8,742
Total segment expenses	$18,826	$29,890	$(29,861)	$18,855
Segment Adjusted EBITDA	$2,672	$15,977	$(3,382)	$15,267
Reconciliation of Segment Adjusted EBITDA:
Interest expense				(1,637)
Income tax expense				(2,904)
Depreciation				(3)
Software amortization				(991)
Litigation and settlement(1)				(192)
Sponsorship fees(2)				(875)
Net income				$8,665

*Other income consists of net investment income and realized gain / (loss) on investments.
(1)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(2)Sponsorship fees are associated with our Formula 1 sponsorship agreement.

Nine Months Ended September 30, 2026	Underwriting	Services	Elimination	Consolidated
Revenues:
Gross premiums written	$558,199	$—	$—	$558,199
Change in gross unearned premiums	(145,223)	—	—	(145,223)
Gross premiums earned	412,976	—	—	412,976
Ceded premiums earned	(340,770)	—	—	(340,770)
Net premiums earned	72,206	—	—	72,206
Policy fee income	—	45,082	—	45,082
Commission income	—	148,230	(139,548)	8,682
Service fee income	—	9,802	(8,253)	1,549
Other income*	5,488	968	—	6,456
Total segment revenues	$77,694	$204,082	$(147,801)	$133,975
Expenses:
Losses and loss adjustment expenses, net(1)	42,229	1,080	(6,540)	36,769
Policy acquisition expenses	21,330	76,550	(124,712)	(26,832)
Salaries and software development costs	—	36,346	—	36,346
Capitalization of salaries and software development costs	—	(8,540)	—	(8,540)
Other general and administrative expenses	9,761	37,670	(1,712)	45,719
Total segment expenses	$73,320	$143,106	$(132,964)	$83,462
Segment Adjusted EBITDA	$4,374	$60,976	$(14,837)	$50,513
Reconciliation of Segment Adjusted EBITDA:
Interest expense				(8,436)
Income tax expense				(9,661)
Depreciation				(13)
Software amortization				(4,000)
Litigation and settlement(2)				5,657
Sponsorship fees(3)				(2,625)
Other non-recurring costs(4)				(6,422)
Net income				$25,013

*Other income consists of net investment income and realized gain / (loss) on investments.
(1)Loss adjustment expenses on Services segment represent costs incurred adjusting claims of OIC and OSI.
(2)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(3)Sponsorship fees are associated with our Formula 1 sponsorship agreement.
(4)Other non-recurring costs consist of non-recurring consulting and audit expenses for public company transition and loss on debt extinguishment.

Nine Months Ended September 30, 2025	Underwriting	Services	Elimination	Consolidated
Revenues:
Gross premiums written	$324,754	$—	$—	$324,754
Change in gross unearned premiums	(87,970)	—	—	(87,970)
Gross premiums earned	236,784	—	—	236,784
Ceded premiums earned	(187,714)	—	—	(187,714)
Net premiums earned	49,070	—	—	49,070
Policy fee income	—	24,737	—	24,737
Commission income	—	86,685	(81,667)	5,018
Service fee income	—	3,436	(3,436)	—
Other income*	5,111	602	—	5,713
Total segment revenues	$54,181	$115,460	$(85,103)	$84,538
Expenses:
Losses and loss adjustment expenses, net	38,211	—	(3,436)	34,775
Policy acquisition expenses	21,811	43,159	(73,526)	(8,556)
Salaries and software development costs	—	21,584	—	21,584
Capitalization of salaries and software development costs	—	(5,284)	—	(5,284)
Other general and administrative expenses	5,420	17,934	(502)	22,852
Total segment expenses	$65,442	$77,393	$(77,464)	$65,371
Segment Adjusted EBITDA	$(11,261)	$38,067	$(7,639)	$19,167
Reconciliation of Segment Adjusted EBITDA:
Interest expense				(5,067)
Income tax expense				(2,092)
Depreciation				(5)
Software amortization				(2,681)
Litigation and settlement(1)				(879)
Sponsorship fees(2)				(2,625)
Other non-recurring costs (3)				(195)
Net income				$5,623

*Other income consists of net investment income and realized gain / (loss) on investments.
(1)Represents costs associated with the legal fees and a $6,250 settlement loss contingency, incurred in 2025, offset by a $6,000 settlement recovery, incurred in 2026, resulting from the termination of our underwriting relationship with a previous unrelated fronting carrier and transferring the policies to OIC and OSI.
(2)Sponsorship fees are associated with our Formula 1 sponsorship agreement.
(3)Other non-recurring costs consist of non-recurring consulting and audit expenses for discontinued capital raises, actuarial consulting fees incurred for the establishment of the carrier business, and one-time costs for the Dallas and Melbourne office spaces.

Services Segment
The following tables present the specified performance measures of the Services segment:

	Three Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Commission and fees revenue	$75,065	$45,673	$29,392	64.4%
Services adjusted EBITDA	$18,585	$15,977	$2,608	16.3%

	Nine Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Commission and fees revenue	$203,114	$114,858	$88,256	76.8%
Services adjusted EBITDA	$60,976	$38,067	$22,909	60.2%

The following tables present a reconciliation of commission and fees revenue to that of total revenues for the Services segment:

	Three Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Policy fee income	$17,166	$10,077	$7,089	70.3%
Commission income	54,520	34,647	19,873	57.4%
Service fee income	3,379	949	2,430	256.1%
Commission and fees revenue	75,065	45,673	29,392	64.4%
Other income	513	194	319	164.4%
Total Services segment revenue	$75,578	$45,867	$29,711	64.8%

	Nine Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Policy fee income	$45,082	$24,737	$20,345	82.2%
Commission income	148,230	86,685	61,545	71.0%
Service fee income	9,802	3,436	6,366	185.3%
Commission and fees revenue	203,114	114,858	88,256	76.8%
Other income	968	602	366	60.8%
Total Services segment revenue	$204,082	$115,460	$88,622	76.8%

Underwriting Segment
The following tables present the specified performance measures of the Underwriting segment:

	Three Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Total revenue*	$32,091	$21,498	$10,593	49.3%
Net premiums earned	$29,935	$19,648	$10,287	52.4%
Underwriting adjusted EBITDA (1)	$11,489	$2,672	$8,817	330.0%
Gross loss ratio	32.8%	27.3%	—	5.5 pp
Net loss ratio	42.8%	47.5%	—	(4.7) pp
Expense ratio	26.0%	48.3%	—	(22.3) pp
Combined ratio	68.8%	95.8%	—	(27.0) pp

*Total revenue consists of net premiums earned, net investment income and realized gain / (loss) on investments.
(1)Underwriting adjusted EBITDA is a GAAP segment performance measure used by management to evaluate the Underwriting segment. For further information, see “Segment Results” within this earnings release.

	Nine Months Ended September 30,
($ in thousands)	2026	2025	$ Change	% Change
Total revenue*	$77,694	$54,181	$23,513	43.4%
Net premiums earned	$72,206	$49,070	$23,136	47.1%
Underwriting adjusted EBITDA (1)	$4,374	$(11,261)	$15,635	NM
Gross loss ratio	36.2%	33.7%	—	2.5 pp
Net loss ratio	58.5%	77.8%	—	(19.3) pp
Expense ratio	43.1%	55.5%	—	(12.4) pp
Combined ratio	101.5%	133.3%	—	(31.8) pp

*Total revenue consists of net premiums earned, net investment income and realized gain / (loss) on investments.
(1)Underwriting adjusted EBITDA is a GAAP segment performance measure used by management to evaluate the Underwriting segment. For further information, see “Segment Results” within this earnings release.